UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 27, 2007

MAP VI ACQUISITION, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52525	43-2114547
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

25 Highland Boulevard
Dix Hills, New York, 11746
Address of Principal Executive Offices
Zip Code

(310) 396-1691
Registrant’s Telephone Number, Including Area Code

With Copies to:
Richard Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

1372 Shermer Road
Northbrook, IL 60062
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 27, 2007, MAP VI Acquisition, Inc., a Delaware corporation (the “Company”) and each of the stockholders of the Company (collectively, the “Sellers”), entered into a definitive Stock Purchase Agreement (the “Stock Purchase Agreement”) with Highland Global Partners, Inc. (the “Purchaser”), pursuant to which the Sellers agreed to sell to the Purchaser 2,500,000 of the Company’s shares of common stock (the “Shares”), representing 100% of the issued and outstanding capital stock of the Company, for an aggregate consideration of $30,000. The sale constitutes a change in control of the Company.

The Purchaser used their working capital to acquire the Shares. The Purchaser did not borrow any funds to acquire the Shares.

The sale of the Shares to the Purchaser, an accredited investor, will be pursuant to the exemptions from registration afforded by Sections 4(2) and 4(6) of the Securities Act of 1933, as amended.

The foregoing description of the transaction does not purport to be a complete statement of the parties’ rights and obligations under the relevant agreements and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Prior to the Closing, the Purchaser was not affiliated with the Company.

ITEM 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the securities issued in the acquisition is hereby incorporated by reference.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to changes in control is hereby incorporated by reference. At the time of the change in control, the Purchaser was the beneficial owner of 2,500,000 shares of the common stock of the Company, represents 100% of the total voting stock of the Company currently outstanding.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICRES.

In accordance with the Stock Purchase Agreement and effective December 27, 2007, I. Steven Edelson, resigned as Chairman and director of the Company, Ronald M. Lambert resigned as President and Secretary of the Company, and Lawrence E. Koehler resigned as Chief Financial Officer of the Company.

Additionally, Messrs. Lambert and Koehler will continue to serve as directors of the Company until the earlier of (i) ten days following the filing and mailing of a notice on Schedule 14f-1 Information Statement of the Company as contemplated by the Stock Purchase Agreement, or (ii) January 14, 2008. Steven Y. Moskowitz was appointed as Chief Executive Officer, President and sole Director of the Company, effective December 27, 2007.

Steven Moskowitz has been working for Spongetech Delivery System Inc. as Secretary, Treasurer and a Director since June 1999. In February 2006, Mr. Moskowitz was appointed to serve as our Chief Financial Officer. Mr. Moskowitz has served as a director of RM Enterprises International, Inc. since April 2001 and as its Secretary since March 2, 2004. He has been a director of Western Power and Equipment Corp. (OTCBB) since February 11, 2003. Since June 2003, he has been director of Tiburon Capital Group, a privately held holding corporation, and since May 2000, he has served as Vice President of ERC Corp., a privately-held marketing consultant. Mr. Moskowitz is also director and President of Vanity Holdings inc. private company.  He served as Vice President, Marketing and Business Development for H. W. Carter & Sons, a distributor of children's clothing, from 1987 to 2002. He was President of the H. W. Carter & Sons division of Evolutions, Inc. from 1996 to 1997. Mr. Moskowitz served in various capacities at Smart Style Industries, a manufacturer and distributor of children's apparel, from 1986 to 1987 from sales assistant to Vice President Sales and Marketing. Mr. Moskowitz also serves as a Director of National Stem Cell, Inc. (NHGI.PK) since January 2007. He received his B.S. in Management from Touro College in 1986.

ITEM 9.01.	EXHIBITS

(d)	Exhibits

Number	Description
10.1	Stock Purchase Agreement, dated December 27, 2007 by and between MAP VI Acquisition, Inc., the stockholders of MAP VI Acquisition, Inc., and Highland Global Partners, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2008

MAP VI ACQUISITION, INC.

/s/ Steven Y. Moskowitz
Steven Y. Moskowitz
Chief Executive Officer

EXHIBIT INDEX

Number	Description
10.1	Stock Purchase Agreement, dated December 27, 2007 by and between MAP VI Acquisition, Inc., the stockholders of MAP VI Acquisition, Inc., and Highland Global Partners, Inc.